Exhibit 99.5
CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Douglas W. Sabra, Chief Financial Officer for Forward Industries, Inc. certify that:

1.                    I have reviewed the quarterly report on Form 10-QSB of Forward Industries, Inc.;

2.                   Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.                   Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

Dated: July 22, 2003

/s/ DOUGLAS W. SABRA Douglas W. Sabra Chief Financial Officer (Principal Financial and Accounting Officer)